COMMERCE BANCORP, INC.

                                     BYLAWS

ARTICLE I. NAME AND SEAL.

         Section 101.  Name. The name of the  Corporation  is COMMERCE  BANCORP,
INC.

         Section 102.  State  of   Incorporation.   The   Corporation  has  been
incorporated under the laws of the State of New Jersey.

         Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal", and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

         Section  201.   Registered   Office.   The  registered  office  of  the
Corporation in the State of Incorporation shall be at Commerce Plaza, 336 Route 70, Marlton, New Jersey 08053.

         Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall located at such places, within and without the State of Incorporation, as the Board of Directors may from time to time determine or as the business of the Corporation may require, and as may be permitted by law.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

         Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of Incorporation, as shall be determined by the Board of Directors from time to time.

         Section 302. Annual Meetings. The regular annual meeting of the shareholders shall be held on the second Tuesday of April of each year at which time they shall elect Directors and transact such other business as may properly be brought before the meeting. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

         Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the President, or the Board of Directors or by the shareholders entitled to cast at least one-third of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon such written request for a special meeting, it shall be the duty of the Secretary to fix a date for the meeting, to be held not more than sixty (60) days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date and give notice, the person or persons making the request may do so.


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         Section  304.  Notice of Meetings.  Written  notice of every annual and special meeting of shareholders, stating the time, place and purpose thereof, shall be given as herein provided (by, or at the direction of, the person authorized to call the meeting) to each shareholder of record entitled to vote at the meeting, at least ten (10) days prior to the day named for the meeting, unless a greater period of notice is required by statute in a particular case. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         Section 305. Quorum. A majority of the outstanding shares, represented in person or by proxy, at a shareholders' meeting duly called shall constitute a quorum for the transaction of business except as otherwise provided by law or by resolution of the Board of Directors prior to such meeting. If however, such quorum shall not be present, those present thereat may adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

         Section 306. Voting. Each shareholder shall be entitled to one (1) vote, in person or by proxy, for each full share having voting power standing registered in his name on the tenth (10th) day preceding the meeting of shareholders exclusive of the day of such meeting, or on such other record date (not more than fifty (50) days preceding the date of such meeting) as the Board of Directors shall fix prior to such record date.

         Section 307. Vote by Ballot. Upon the demand of any shareholder made before the voting begins, the vote for Directors and the vote upon any other question or matter before a meeting, shall be by ballot.

         Section 308. Proxy Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event more than three years.

         Section 309. Unpaid Shares. No share upon which any installment is due the corporation and unpaid shall be voted at any meeting.

         Section 310. Voting List. The officer or agent having charge of the transfer books shall make and certify a complete list of the shareholders entitled to vote at the meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof (kept at the registered office of the Corporation) shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.


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         Section 311. Informal Action by Unanimous Consent.  Unless the Board of
Directors shall otherwise expressly direct, any action which may be taken at a meeting of the shareholders may be taken without a meeting and without notice or a waiver of notice, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

         Section 312. Informal Action by Less Than Unanimous Consent. Unless the Board of Directors shall otherwise expressly direct, any action which may be taken at a meeting of the shareholders or of a class of shareholders, other than the annual election of directors, may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be (1) signed by shareholders entitled to cast such a percentage of the number of votes which all such shareholders are entitled to cast thereon as is required by law for the taking of action at a meeting of the shareholders or of a class of shareholders and (2) filed with the Secretary of the Corporation. In no case, however, shall such percentage be less than the larger of (1) two-thirds of the total number of votes which all shareholders of the Corporation or of a class of shareholders are entitled by the Articles to cast upon such action, or (2) the minimum percentage of the vote required by law, if any, for the proposed corporate action. Such action shall not become effective until after at least ten days' written notice of such action shall have been given to each shareholder of record entitled to vote thereon. This section shall not be applicable to any action with respect to any plan of merger or plan of consolidation to which Section 14A:10-3 of the New Jersey Business Corporation Act is applicable.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

         Section 401. Management by Board of Directors. The business, property and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 402. Nomination for Directors. Written nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting. All late nominations shall be rejected.

         Section 403. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) directors. Within these limits the number of Directors shall be as established by resolution of a majority of the full Board of Directors, provided, however, that no reduction in the number of Directors shall in any way affect the terms of Directors then in office.

         Section 404. Qualifications of Directors. The Directors need not be residents of the State in which this Corporation is incorporated or shareholders in the Corporation.

         Section 405. Election of Directors. The Directors shall be elected by the shareholders at the annual meeting of shareholders of the Corporation. Each Director shall be elected for the term of one year, and until his successor shall be elected and shall qualify.


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         Section  406.  Vacancies.  If the office of any  Director  shall become vacant by reason of death, resignation, disqualification or other cause, such vacancy or vacancies, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board, though less than a quorum. Each person so elected by the Board of Directors to fill a vacancy shall be a Director until his or her successor is elected by the shareholders who may make such election at the next annual meeting of shareholders, or at any earlier special meeting of the shareholders duly called for that purpose, and until such successor shall qualify.

         Section 407. Removal of Directors. The entire Board of Directors, or any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of such directors. In case the Board or any one or more directors be so removed, new directors may be elected at the same meeting. The Board of Directors, by unanimous consent, may remove or suspend a director, pending a final determination, for any proper cause.

         Section 408. Resignations. Any Director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

         Section 409. Compensation of Directors. The compensation, if any, of Directors shall be as determined by the Board of Directors. In addition to compensation, if any, for services as a Director, a Director may serve the Corporation in other capacities and receive separate compensation therefor.

         Section 410. Place of Board Meetings. Regular meetings of the Board of Directors shall be at 336 Route 70, Marlton, New Jersey 08053.

         Section 411. Regular Meetings. Regular meetings of the Board of Directors shall be held in each year at such times as the Board of Directors may provide from time to time, by resolution with appropriate notice to the members of the Board of Directors.

         Section 412. Special Meetings. Unless the Board of Directors shall otherwise direct, special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President of the Corporation on appropriate verbal or written notice to each Director, which notice shall, in any event, be given at least twenty-four (24) hours before the time for which the meeting is scheduled. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Incorporation, as the place for holding any special meeting of the Board of Directors called by them. Any business may be transacted at a special meeting.

         Section 413. Notice of Meetings. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notwithstanding anything herein to the contrary, no action of the Board of Directors or corporate action taken pursuant


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thereto  shall be deemed  unauthorized  solely  because the  provisions  of this
Article concerning notice of Directors' meetings have not been complied with, provided that said Board action is taken in a meeting at which a quorum of Directors is present, and such action is approved or subsequently ratified by a majority of Directors then in office.

         Section 414. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. The acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         Section 415. Informal Action by Board of Directors Without Meeting. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and without notice or a waiver of notice, if a consent in writing, setting forth the action so taken or the action to be taken by the Corporation, shall be signed by all the Directors and shall be filed with the Secretary of the Corporation.

         Section 416. Presence at Meetings. Any one or more Directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any person so participating shall be deemed present at the meeting for all purposes.

         Section 417. Reports and Records. The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the Board and presented to the Board of Directors at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

         Section 418. Committees. The following committees shall be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish:

         1.       Executive Committee

         2.       Audit Committee

         Section 419. Executive Committee. The Executive Committee shall consist of at least three members of which the majority must be directors. A majority of the members of the Executive Committee shall constitute a quorum. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

         Section 420. Audit Committee. The Audit Committee shall consist of at least three directors. Meetings of the Committee may be called at any time by the Chairman of the


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Committee,  and shall be called whenever two or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum. The Committee shall supervise the audit of the books and affairs of the Corporation.

         Section 421. Appointment of Committee Members. At the first meeting of the Board of Directors after the annual meeting of shareholders, the Board of Directors shall appoint, the members of the Executive Committee, Audit Committee and any other Committees, to serve until the next annual meeting of shareholders.

         Section 422. Organization and Proceedings. Each committee shall effect its own organization by the appointment of a Chairman and such other officers as it may deem necessary. A record of the proceedings of all committees shall be kept and filed and presented as provided in Section 417 of these Bylaws.

ARTICLE V. OFFICERS, AGENTS AND EMPLOYEES.

         Section 501. Executive Officers. The executive officers of the Corporation shall be elected annually by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. One or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. Any two offices, except those of President and Vice President or President and Secretary, may be filled by the same person. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The officers and assistant officers of the Corporation shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office provided by these Bylaws. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         Section 502. Agents or Employees. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the Corporation may require. In the absence of such designation this function may be performed by the President and may be delegated by him to others in whole or in part.

         Section 503. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board also may fix the salaries and other compensation of assistant officers, agents and employees of the corporation, but in the absence of such action this function shall be performed by the President or by others under his supervision.

         Section 504. Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee of the Corporation may be removed or his authority revoked by resolution of the Board of Directors with or without cause, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed, to received compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the


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Corporation  likewise  may  be  removed  by the  President  or,  subject  to his supervision, by the person having authority with respect to the appointment of such agent or employee.

         Section 505. Chairman of the Board. The Chairman of the Board shall prescribe the duties of the other officers and employees and see to the proper performance thereof. He or she shall preside at all meetings of the Board. The Chairman of the Board shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chairman of the Board. In the absence of the Chairman of the Board, the President shall preside at meetings of the Board. In general, the Chairman of the Board shall perform all the acts and exercise all the authorities and duties incident to his office or as prescribed by the Board of Directors.

         Section 506. President. The President shall perform such duties as are incident to his office or prescribed by the Board of Directors or by the Chairman of the Board. As authorized by the Board of Directors, he or she shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all instruments requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President may be a member of the Board of Directors.

         Section 507. Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors, the Chairman of the Board, or the President. Subject to the provisions of this Section, the Vice Presidents, in order of their seniority, shall perform the duties and have the powers of the President in the event of his absence or disability or his refusal to act.

         Section 508. Secretary. The Secretary shall act under the direction of the President. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, the Chairman of the Board or the President, cause it to be affixed to any instruments requiring it.

         Section 509. Treasurer; Powers and Duties. The Treasurer shall be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the Corporation. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the Corporation in such depositary or depositaries as may be designated by the Board of Directors, subject to disbursement or disposition upon orders signed in such manner as the Board of Directors shall prescribe. He shall render to the President and to the directors, at the regular meetings of the Board or whenever the President or the Board may require it, an account of all his transactions as Treasurer and of the results of operations and


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financial condition of the corporation.  If required by the Board, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 510. Assistant Officers. Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, the President or the officer to whom he is an assistant. In the event of the absence or disability of an officer or his refusal to act, his assistant officers shall, in the order of their seniority, have the powers and authority of such officer.

         Section 511. Delegation of Officers' Duties. Any officer may delegate duties to his assistant (if any) appointed by the Board; and in case of the absence of any officer or assistant officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS.

         Section 601. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


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         Section 602. The  Corporation  may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of the county in which the registered office of the Corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 603. The indemnification provided for in the preceding sections shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or other agent is proper under the circumstances because he has met the applicable standard of conduct set forth in each section, this determination to be made by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the Board of Directors shall direct; provided, however, that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any such suit, action or proceeding, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 604. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 603 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         Section 605. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 606. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

ARTICLE VII. FINANCIAL REPORTS TO SHAREHOLDERS.

         Section 701. No Annual Report Required. Unless required by law, it is hereby expressly provided that the Directors of this Corporation shall not be required (pursuant to any statutory provision or requirement of law applicable in the absence of this express provision), to send or cause to be sent to the shareholders of this Corporation any annual financial report.

         Section 702. Option Financial Reports. Nothing in these Bylaws shall be construed to prohibit the Board of Directors, the President, or other duly authorized officers from sending financial or other reports to the shareholders on an annual basis or from time to time, in such form as they may deem necessary or advisable in their discretion. It is hereby expressly provided that such reports need not be prepared by an independent public or certified accountant.

ARTICLE VIII. RELATION OF DIRECTORS AND OFFICERS TO CORPORATION.

         Section 801. Fiduciary Relationship. Officers and Directors of the Corporation shall stand in and have a fiduciary relation to the Corporation, and shall discharge the duties of their respective positions in good faith and with that diligence, care and skill which ordinarily prudent men and women would exercise under similar circumstances.

ARTICLE IX. CORPORATION RECORDS.

         Section 901. Proceedings of Shareholders and Directors. There shall be kept at the registered office of the Corporation an original or duplicate record of the proceedings of the shareholders and of the Directors, and the original or a copy of its Bylaws, including all amendments or alterations thereof to date, together with other necessary and appropriate corporate records.

         Section 902. Shareholders Right to Examine Corporate Records. Every shareholder shall, upon written demand in accordance with Section 14A:5-28 of the New Jersey Business Corporation Act, have a right to examine, in person or by agent or attorney, during the usual business hours for any proper purpose reasonably related to such person's interests as shareholder, the share register, books or records of account, and records of the proceedings of the shareholders and Board of Directors, and make copies of extracts therefrom provided, however, that the Board of Directors shall be entitled to exercise such specific rights as the Corporation may have under the law to keep confidential such records which contain business secrets, the disclosure of which would be injurious to the best interests of the Corporation and its shareholders. If any attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the State of New Jersey or at its principal place of business.

ARTICLE X. SHARES OF CAPITAL STOCK.

         Section 1001. Share Certificates. Every shareholder in the Corporation shall be entitled to receive a certificate representing the shares owned by him. Said share certificates shall be numbered and registered in the books of the Corporation, as they are issued.

         Section 1002. Contents of Share Certificates. Said share certificates shall state: (1) the name of the State of Incorporation; (2) the name of the registered holder of the shares represented thereby; (3) the number and class of shares and the designation of the series, if any, which the certificate represents; and (4) the par value of each share represented, or a statement that the shares are without par value. If the Corporation is authorized to issue more than one (1) class of stock, then upon the face or back of the certificate there shall be set forth (or a statement shall appear that the Corporation will furnish to any shareholder, upon request and without charge) a full summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Section 1003. Signatures on Share Certificates. Each such certificate shall be signed by the President or Vice President, and by the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer), or by such other officers as may be designated by the Board of Directors, and sealed with the corporate seal of the Corporation. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such authorized officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on, any certificate or certificates shall cease to be such officer of the Corporation, before such certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

         Section 1004. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and, in the manner and to the extent required by the Board of Directors, shall advertise the same, give the Corporation a bond of indemnity with sufficient surety to protect the Corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the fact that the original certificate remains outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always to the approval of the Board of Directors.

         Section 1005. Transfer of Shares. All transfers of shares of the Corporation shall be made upon the books of the Corporation upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares, duly endorsed by the person named in the certificate or by attorney, lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books.

         Section 1006. Agreements Restricting Transfer of Shares. The Board of Directors may authorize the Corporation to become party to agreements with shareholders and others relating to transfer, repurchase, and issuance, of shares of stock of the Corporation; provided, however, that such agreement must be filed with the Corporation and all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto.

         Section 1007. Registered Shareholders. The Corporation may treat the person registered on its book as the holder of any shares as the absolute owner thereof, and as the one entitled to vote such shares and receive dividends thereon.

         Section 1008. Determination of Shareholders of Record. The Board of Directors may fix a time not more than fifty (50) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or vote at such meeting.

         Section  1009.  Voting  Trusts.   Unless  the  laws  of  the  State  of
Incorporation or the Articles of Incorporation of this Corporation shall otherwise provide, two (2) or more shareholders of this Corporation may, by agreement in writing, transfer their shares to any corporation or person for the purpose of vesting in the transferee or transferees all voting or other rights pertaining to such shares for a period not exceeding ten (10) years, and upon the terms and conditions stated in the agreement.

         Section 1010. Consideration For Capital Stock. The Board of Directors of the Corporation shall issue from time to time, the authorized shares of capital stock of the Corporation for cash, real property, tangible or intangible personal property, including stock of another corporation or for such property as in the discretion of the Board of Directors may seem for the best interests of the Corporation consistent with the Business Corporation Act of New Jersey.

ARTICLE XI. DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS.

         Section 1101. Dividends. Subject to applicable law of the State of Incorporation, and in accordance with the provisions thereof at the pertinent applicable time, the Board of Directors of the Corporation may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash or property other than its own shares, except when the Corporation is insolvent, or when the payment thereof would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to any restriction contained in the Articles of Incorporation, but

         (1) Dividends may be declared and paid in cash or property only out of unreserved and unrestricted earned surplus of the Corporation, except as otherwise provided by statute; and

         (2) No dividends shall be paid which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation.

         Section 1102. Distribution of Shares of the Corporation. The Board of Directors of the Corporation may, from time to time, distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares, but

         (1) If distribution is made, in the Corporation's authorized but unissued shares having a par value, there shall be transferred to stated capital at the time of such distribution an amount of surplus at least equal to the aggregate par value of the shares so issued;

         (2) The amount per share so transferred to stated capital, or the fact that there was no such transfer, shall be disclosed to the shareholders receiving such distribution concurrently with the distribution thereof; and

         (3) No distribution of shares of any class shall be made to holders of shares of any other class unless the articles so provide or such distribution is authorized by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the class in which the distribution is to be made.

         In lieu of issuing fractional shares in any such distribution, the Corporation may pay in cash the fair value thereof, as determined by the Board of Directors, to shareholders entitled thereto.

         Section 1103. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion determine as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation. The Board of Directors may abolish or modify any such reserve.

         Section 1104. Distributions in Partial Liquidation. The Board of Directors of the Corporation may, from time to time, distribute to the shareholders in partial liquidation, out of unrestricted capital surplus of the Corporation, a portion of its assets in cash or property, subject to the following conditions:

         (1) No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent;

         (2) No such distribution shall be made unless such distribution shall have been authorized by the prior affirmative vote, obtained within one (l) year of such distribution, of the holders of at least a majority of the outstanding shares of each class, whether or not entitled to vote thereon by the provisions of the articles;

         (3) No such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all classes of shares entitled to preferential dividends, prior to dividends on the shares to the holders of which such distribution is to be made, shall have been fully paid;

         (4) No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation; and

         (5) Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

ARTICLE XII. MISCELLANEOUS.

         Section 1201. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the 31st day of December in each year.

         Section 1202. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

         Section 1203. Designation of Presiding and Recording Officers. The Chairman of the Board of Directors shall preside at any meeting of Directors or shareholders, as the case may be, and shall have the right to designate any person, whether or not an officer, director or shareholder to record the proceedings of, such meeting.

         Section 1204.  Written Notice of Meetings.  Whenever  written notice is required to be given to any person pursuant to law, the Articles of Incorporation or these Bylaws, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation, or to his business or other address supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting of the shareholders, the general nature of the business to be transacted.

         Section 1205. Waver of Notice. Whenever any written notice is required to be given pursuant to law, by the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 1206. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders meeting considering the resolution may adopt it, with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

         Section 1207. Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be defined by and in accordance with the New Jersey
Business Corporation Act as that Act and these Bylaws are interpreted by the Corporation's counsel.

         Section 1208. Absentee Participation in Meetings. One or more Directors may participate in a meeting of the Board of Directors, or of a committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

         Section 1209. Severability. If any provision of these Bylaws becomes illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE XIII. AMENDMENTS.

         Section 1301. Amendment by Shareholders. These Bylaws may be altered, amended or repealed by a majority vote of all of the shares of stock of the Corporation issued and outstanding and entitled to vote at any annual or special meetings of the shareholders duly convened after appropriate notice to the shareholders of such proposed alteration, amendment or repeal.

         Section 1302. Amendment by the Board of Directors. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened after appropriate notice to the Directors of such proposed alteration, amendment or repeal.

         Section 1303. Recording Amendments and Alterations. The text of all amendments and alterations to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or alteration and a notation of whether such amendment or alteration was adopted by the shareholders or the Board of Directors.


ARTICLE XIV. ADOPTION OF BYLAWS RECORD OR AMENDMENT.

         Section 1401. These Bylaws have been adopted and filed with the undersigned on the 21st day of December, 1982, and shall be effective as of this date.


                              /s/ ROBERT C. BECK
                              ----------------------------------------------
                              ROBERT C. BECK, Secretary

         Section 1402. Amendments to Bylaws.

Section Amended                                         Date Amended                        Adopted By
---------------                                         ------------                        ----------
Repeal of Sections 601                                  May 5, 1987                         Shareholders
   through 606, inclusive

Adoption of new Article VI,                             May 5, 1987                         Shareholders
   Sections 601 through 605,
   inclusive, attached hereto
   as Exhibit "A"

Adoption of new Section 402, attached                   April 20, 2004                      Board of Directors
   hereto as Exhibit "B"


                                   Exhibit "A"
                                   -----------

                            AMENDMENT AND RESTATEMENT
                         TO ARTICLE VI OF THE BYLAWS OF
                             COMMERCE BANCORP, INC.

ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS.

         SECTION 601. The Corporation shall, to the fullest extent now or hereafter permitted by the New Jersey Business Corporation Act, as amended from time to time, indemnify any director or officer of the Corporation. The right to indemnification conferred by this Section 601 shall include the right to be paid by the Corporation for expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of such undertakings as might be required of an indemnittee by the New Jersey Business Corporation Act.

         SECTION 602. The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him at the request of the Corporation or any of its subsidiaries.

         SECTION 603. The provisions of this Article VI shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior to or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any director, officer, employee or agent of the Corporation may be entitled under the certificate of incorporation, an agreement, vote of stockholders, or otherwise.

         SECTION 604. In any action by an indemnitee to enforce a right to indemnification hereunder or by the Corporation to recover advances made hereunder, the burden of proving that the indemnitee is not titled to be indemnified shall be on the Corporation. In such an action, neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination that indemnification is proper, nor a determination by the Corporation that indemnification is improper, shall create a presumption that the indemnitee is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto. If successful in whole or in part in such an action, an indemnitee shall be entitled to be paid also the expense (including reasonable attorneys fees) of prosecuting or defending same.

         SECTION 605. Any repeal or modification of this Article VI by the directors or stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   Exhibit "B"
                                   -----------

                            AMENDMENT AND RESTATEMENT
                         TO ARTICLE IV OF THE BYLAWS OF
                             COMMERCE BANCORP, INC.

         Section 402. Nomination for Directors. Nominations for directors to be elected may be made at a meeting of shareholders only by the Board of Directors of the Corporation (or any committee thereof), or a shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedure set forth in this Section 402. Written nominations by shareholders for directors to be elected at a meeting of shareholders which have not previously been approved by the Board of Directors must be submitted to the Secretary of the Corporation, not later than (i) the latest date upon which shareholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws, or if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders, 30 days prior to the printing of the Corporation's proxy materials with respect to such meeting or if no such proxy materials are being distributed to shareholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to shareholders.

         Each nomination is required to set forth:

         (1) the name and address of the shareholder making the nomination and the person or persons nominated;

         (2) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated;

         (3) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the shareholder;

         (4) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Nominating and Governance Committee of the Board of Directors; and

         (5) the consent of each nominee to serve as a director of the Corporation if so elected.